EXHIBIT 99.1

Subscriber: _______________	Subscription No. ______

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

SUBSCRIPTION AGREEMENT – SERIES BB - 2009

RE:    Private offering of unregistered common stock of
Sibling Entertainment Group Holdings, Inc. (the "Company")
Mitchell Maxwell, President

Dear __________________,

1.  Subscription and Offering.  The undersigned hereby subscribes for and agrees to purchase _____________________       (_______________  ) shares of the common stock $0.0001 par value per share of the Company at a price of $0.05 per share (the "Shares"), and agrees to pay therefore the total sum of ___________________________ ($US______________) dollars  in cash, receipt of which is hereby acknowledged by the Company's acceptance of this subscription, below.  [The undersigned  understands  that  the  Company  is offering up to nine million (9,000,000) shares (the "offering") to a group of not more than nine (9) investors until September 30, 2009.  The offering will close at the end at 5:00PM (Eastern Standard Time) on September 30, 2009 or at such time as all nine million (9,000,000) shares are sold, whichever is sooner.  The Company reserves the right to extend the offering for an additional 30-day period.]

The undersigned shall be entitled to receive a purchase warrant substantially in the form of Exhibit A hereto (the “SERIES BB-1 Warrant”) and a stock purchase warrant substantially in the form of Exhibit B hereto (the “SERIES BB-2 Warrant”).  The SERIES BB-1 Warrant will entitle the holder thereof to purchase _______________ (________) shares of the Company’s common stock at a price of $0.20 per share for a period of Three (3) years commencing on the date of the acceptance of this Subscription Agreement by the Company; and each SERIES BB-2 Warrant will entitle the holder thereof to purchase _______________ (________) shares of the Company’s common stock at a price of $0.50 per share for a period of Three (3) years commencing on the date of the acceptance of this Subscription Agreement by the Company.

All dollar references herein are to U.S. dollars unless otherwise indicated.

2.  Acceptance or Rejection.  The undersigned understands that the Company, in its sole discretion and for any reason, may accept or reject this subscription, in whole or in part.

3.  Acknowledgement.  The undersigned acknowledges that:  (1) the offering of Shares was made only through direct personal communication between the undersigned and a representative of the Company; (2) the undersigned has had the opportunity to obtain all information concerning the Company, its operations, legal structure and any other information or documentation requested by the undersigned; (3) the undersigned has been advised by the Company that (i) he or she must be prepared to bear the economic risk of the investment for an indefinite period; (ii) the Shares have not been registered under the Securities Act of 1933, or applicable state securities laws and hence cannot be sold unless they are subsequently registered or an exemption from such registration is available; (iii) the Shares are highly speculative, involve a high degree of risk and should only be purchased by individuals who can afford to lose their entire investment; and (iv) the certificates for the Shares will contain an appropriate restrictive legend prohibiting their sale or transfer, except under certain circumstances in substantially the following form:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

4.             Execution of Agreement.  When accepted by the Company, in whole or in part, this subscription shall be valid and binding on the undersigned and the Company for all purposes.  The undersigned represents and warrants that the undersigned has received, read and understands the contents hereof and has consulted with his attorney, business advisor and/or accountant concerning the offering of shares.

5.  Personal Investigation.  The undersigned warrants and represents that, prior to making a decision whether to invest herein, he or she has conducted a personal investigation and has researched and considered all factors that bear on the advisability of investing in the Company, and that his or her investment decision has not been based solely upon the representations of the Company or its affiliates or representatives.  In this regard, the undersigned has been furnished and has carefully reviewed all information available with respect to the Company at the Securities and Exchange Commission website (www.sec.gov) and related documents at the following location:

CIK  0001099728  Sibling Entertainment Group Holdings, Inc.
http://www.sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0001099728&owner=exclude&count=40

6.  Purchase for Own Account.  The undersigned warrants and represents that the Shares subscribed by the undersigned will be acquired for the undersigned's own account and benefit and not for the account of any other person or business entity, and the undersigned has no present intention of selling or distributing the Shares or any part hereof.  The undersigned is not acting as a nominee for any other person or entity.  The undersigned understands that the Shares may not be sold, hypothecated, pledged, transferred, assigned or disposed of except in accordance with the substantial restrictions on transfer described herein.

7.  Investment Experience.  The undersigned warrants and represents that the undersigned is experienced in investments and business matters, has made similar speculative investments in the past, has sufficient investment acumen to analyze and evaluate the merits and risks of investing in the Shares and has sufficient financial resources to hold the Shares for an indefinite period of time.

8.  Confidentiality.  The undersigned understands that this Subscription Agreement and all other documents delivered to the undersigned in connection with this subscription are confidential documents prepared solely for the benefit of a limited number of qualified investors associated with the Company.  The undersigned agrees that he or she will not reproduce or distribute any of such documents in whole or in part.

9.  Rule 144 Limitation.  The undersigned acknowledges and understands that, if the Shares are held for a period of at least six (6) months, and if Rule 144 (the "Rule") is applicable (there being no representation by the Company that it will be applicable), then only routine sales of the Shares in limited amounts in a specified manner and in accordance with the terms and conditions of the Rule are permitted.  If the Rule is not applicable, any sales may be made only pursuant to an effective registration statement or an available exemption from registration.

10.  Purchase Price; Further Restriction.  The undersigned recognizes that the Company may acquire additional funds from investors through private and public offerings of its securities in the future at prices above or below the purchase price of the Shares.  The undersigned is also aware that in order to comply with the securities laws of certain states in which a future offering may be conducted or to enter into an underwriting agreement with an investment banker, restrictions upon the transfer of the Shares may be imposed which could severely limit the undersigned's ability to transfer the Shares for up to two years from the date of such an offering.  The undersigned agrees to allow his or her stock certificate(s) to be legended to reflect the aforementioned restriction(s).

11.  Indemnification.  The undersigned recognizes that the sale of the Shares will be based upon his or her representations and warranties set forth herein, and the undersigned hereby agrees to indemnify and defend the Company and to hold each officer and/or director thereof harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the undersigned in this Subscription Agreement or elsewhere, any breach by the undersigned of his or her warranties and/or a failure to fulfill any of the covenants or agreements set forth herein or elsewhere or arising out of the sale or distribution of any Shares by the undersigned in violation of the Securities Act of 1933, as amended, and any other applicable state securities laws.

12.  Suitability.  The undersigned does   does not   have either (i) a net worth of at least $1,000,000 or (ii) individual income in excess of $200,000 in each of the last two years (or joint income of $300,000 including the undersigned's spouse's income) and a reasonable expectation of reaching the same income level during the current year.

13.  N.A.S.D. Affiliations.  The undersigned represents that he or she is not directly or indirectly associated or affiliated with any member of the National Association of Securities Dealers, Inc.

14.  Brokerage Commission.  The Company has reserved the right to sell all or a portion of the units through registered broker/dealers, and in connection therewith will pay sales commissions equal to (x) a cash payment of 8% of the gross sale proceeds from such sales to generated by such registered broker/dealers; and (y) a cashless exercise warrant to purchase a number of shares equal to 4% of the number of shares included in the number of units sold by such registered broker/dealers at a price per share equal to $0.20/share. and (y) a cashless exercise warrant to purchase a number of shares equal to 4% of the number of shares included in the number of units sold by such registered broker/dealers at a price per share equal to $0.50/share.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the dates set forth below.

(Name of Investor – please print)	(Social Security Number or Tax ID)

By: _______________________________________	Number of Shares:
Authorized Signature (Print):	______________________________

(Official Capacity or Title – please print)
(Please print name of individual whose signature appears above if different than the name of the Investor printed above.)	Aggregate Consideration:

(Address)	$

(City, State and Zip)
OFFICE USE ONLY:
Telephone: ______________________________________
Fax: ______________________________________
Email: ______________________________________

ACCEPTANCE
The Company hereby accepts the above subscription for Subscribed for Shares of the Company effective the _____day of___________ , 2009.

Sibling Entertainment Group Holdings, Inc.

By:
Mitchell Maxwell, President

EXHIBIT A

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(a Texas Corporation)

2009 - SERIES BB-1 WARRANT CERTIFICATE

WARRANT NUMBER BB1 - ___	NUMBER OF WARRANTS: __________

CLASS “BB” WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
OF THE $.0001 PAR VALUE COMMON STOCK OF
SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

THE ISSUE OF THESE WARRANTS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER OF THESE WARRANTS IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

FOR VALUE RECEIVED, Sibling Entertainment Group Holdings, Inc. (the “Company”), a Texas corporation, hereby certifies that ________________________________ the registered holder hereof, or registered assigns, (the “Holder”) subject to the terms and conditions hereinafter set forth and at any time during the period beginning from the date hereof and ending three (3) years thereafter on August ____, 2012 is entitled to:

1.           Purchase shares of the Common Stock of the Company for each of the within Warrants exercised at a price of $US0.20 per share of such Common Stock

2.           Upon exercise of these Warrants, the registered Holder hereof shall surrender to the stock transfer agent of the Company this Warrant Certificate together with the form of subscription attached hereto and a certified check or bank draft payable to the order of the Company.

3.           In the exercise of the Warrants no fractional shares the Common Stock of the Company shall be issued.

4.           The Company covenants and agrees that shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder.  This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the Company’s Common Stock is not registered or qualified as the case requires.

5.           The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

6.           This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares which may be acquired hereunder, until or unless, and except to the extent that this Warrant shall be exercised and the Common Stock which may be acquired upon exercise thereof shall become deliverable.

7.           This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to acquire the number of shares which may be acquired hereunder, each of such new Warrants to represent the right to acquire such number of shares as may be designated by the registered Holder at the time of such surrender.

8.           The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this ___day of August, 2009.

Sibling Entertainment Group Holdings, Inc.
(a Texas corporation)

By:
Mitchell Maxwell, President

ATTEST:

Secretary

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(a Texas Corporation)

2009 - SERIES BB-1 ASSIGNMENT FORM
(To be executed by the registered Holder to effect a
transfer of the within Warrant)

For Value Received, ____________________________ hereby sells, assigns, and transfers unto

(Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock of Sibling Entertainment Group Holdings, Inc., in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoint _________________________ attorney to transfer this Warrant on the books of the Company with full power of substitution.

Date:	Signed

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(a Texas Corporation)

2009 - SERIES BB-1 WARRANT SUBSCRIPTION FORM
(To be executed by the Registered Holder to exercise the rights to purchase Common Stock evidenced by the within Warrant)

The undersigned Registered Holder hereby irrevocably subscribes for _______________ shares of the Common Stock of Sibling Entertainment Group Holdings, Inc., pursuant and in accordance with the terms and conditions of the Warrant Certificate attached hereto and hereby makes payment of $_____________ therefore, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

Date:	Signed

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY.  THE SIGNATURE TO THE ABOVE SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT.  IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

EXHIBIT B

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(a Texas Corporation)

2009 - SERIES BB-2 WARRANT CERTIFICATE

WARRANT NUMBER BB2 - ___	NUMBER OF WARRANTS: __________

CLASS “BB” WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
OF THE $.0001 PAR VALUE COMMON STOCK OF
SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

THE ISSUE OF THESE WARRANTS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER OF THESE WARRANTS IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

FOR VALUE RECEIVED, Sibling Entertainment Group Holdings, Inc. (the “Company”), a Texas corporation, hereby certifies that ________________________________ the registered holder hereof, or registered assigns, (the “Holder”) subject to the terms and conditions hereinafter set forth and at any time during the period beginning from the date hereof and ending three (3) years thereafter on August ____, 2012 is entitled to:

1.           Purchase shares of the Common Stock of the Company for each of the within Warrants exercised at a price of $US0.50 per share of such Common Stock

2.           Upon exercise of these Warrants, the registered Holder hereof shall surrender to the stock transfer agent of the Company this Warrant Certificate together with the form of subscription attached hereto and a certified check or bank draft payable to the order of the Company.

3.           In the exercise of the Warrants no fractional shares the Common Stock of the Company shall be issued.

4.           The Company covenants and agrees that shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder.  This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the Company’s Common Stock is not registered or qualified as the case requires.

5.           The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

6.           This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares which may be acquired hereunder, until or unless, and except to the extent that this Warrant shall be exercised and the Common Stock which may be acquired upon exercise thereof shall become deliverable.

7.           This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to acquire the number of shares which may be acquired hereunder, each of such new Warrants to represent the right to acquire such number of shares as may be designated by the registered Holder at the time of such surrender.

8.           The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this ___day of August, 2009.

Sibling Entertainment Group Holdings, Inc.
(a Texas corporation)

By:
Mitchell Maxwell, President

ATTEST:

Secretary

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(a Texas Corporation)

2009 - SERIES BB-2 ASSIGNMENT FORM
(To be executed by the registered Holder to effect a
transfer of the within Warrant)

For Value Received, ____________________________ hereby sells, assigns, and transfers unto

(Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock of Sibling Entertainment Group Holdings, Inc., in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoint _________________________ attorney to transfer this Warrant on the books of the Company with full power of substitution.

Date:	Signed

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(a Texas Corporation)

2009 - SERIES BB-2 WARRANT SUBSCRIPTION FORM
(To be executed by the Registered Holder to exercise the rights to purchase Common Stock evidenced by the within Warrant)

The undersigned Registered Holder hereby irrevocably subscribes for _______________ shares of the Common Stock of Sibling Entertainment Group Holdings, Inc., pursuant and in accordance with the terms and conditions of the Warrant Certificate attached hereto and hereby makes payment of $_____________ therefore, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

Date:	Signed

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY.  THE SIGNATURE TO THE ABOVE SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT.  IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.